EXHIBIT 99.3
JOINT FILER INFORMATION
244,244 shares of Class A Common Stock and 976,978 shares of Class B Common Stock are held of record by Insight Partners XI, L.P. (“IP XI”), 267,582 shares of Class A Common Stock and 1,070,330 shares of Class B Common Stock are held of record by Insight Partners (Cayman) XI, L.P. (“IP Cayman XI”), 34,164 shares of Class A Common Stock and 136,663 shares of Class B Common Stock are held of record by Insight Partners (Delaware) XI, L.P. (“IP Delaware XI”), 4,066 shares of Class A Common Stock and 16,269 shares of Class B Common Stock are held of record by Insight Partners XI (Co-Investors), L.P. (“IP Co-Investors XI”), 5,604 shares of Class A Common Stock and 22,424 shares of Class B Common Stock are held of record by Insight Partners XI (Co-Investors) (B), L.P. (“IP Co-Investors B XI”), and 31,736 shares of Class A Common Stock and 126,949 shares of Class B Common Stock are held of record by Insight Partners (EU) XI, S.C.Sp. (“IP EU XI” and, together with IP XI, IP Cayman XI, IP Delaware XI, IP Co-Investors XI and IP Co-Investors B XI, the “IP XI Funds”).
The amounts listed as owned by each IP XI Fund may be deemed to be attributable to each of the other IP XI Funds, Insight Associates XI, L.P. (“IA XI”), Insight Associates XI, Ltd. (“IA XI Ltd”), Insight Associates (EU) XI, S.a.r.l. (“IA EU XI”) and Holdings because Holdings is the sole shareholder of IA XI Ltd, which in turn is the general partner of IA XI, which in turn is the general partner of each of the IP XI Funds (other than IP EU XI) and because Holdings is the sole shareholder of IA EU XI, which in turn is the general partner of IP EU XI.
Each of Jeffrey L. Horing, Deven Parekh, Jeffrey Lieberman and Michael Triplett is a member of the board of managers of Holdings and may be deemed to have shared voting and dispositive power over the shares held of record by the IP XI Funds.  The foregoing is not an admission by IA XI, IA XI Ltd, IA EU XI or Holdings that it is the beneficial owner of the shares held of record by the IP XI Funds. Each of Messrs. Horing, Parekh, Lieberman and Triplett disclaims beneficial ownership of the shares held by the IP XI Funds, except to the extent of his pecuniary interest therein.
The address of each of the entities and persons identified in this Exhibit 99.3 is c/o Insight Partners, 1114 Avenue of the Americas, 36th Floor, New York, New York 10036.